Exhibit 23.3

INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Storage Alliance Inc. (formerly Cascadia Capital Corporation) of our report dated January 15, 2002 appearing in the Prospectus, which is part of such Registration Statement of Storage Alliance Inc. (formerly Cascadia Capital Corporation), (appearing in the Annual Report on Form 10-KSB for the year ended October 31, 2001).

"DAVIDSON & COMPANY"

Vancouver, Canada	Chartered Accountants

September 30, 2003